EXHIBIT 10.15

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August 13, 2026, is entered into by and between KARBON-X CORP., a Nevada corporation (“Company”), and DEBTFUND, L.P., a Delaware limited partnership, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. On the terms and subject to the conditions set forth this Agreement, Investor desires to purchase and Company desires to issue and sell, a convertible promissory note, in the form attached hereto as Exhibit A, in the original principal amount of $203,000 (the “Note”).

C. The Note will be convertible into shares of common stock, par value $0.0001, of Company (the “Common Shares”) in accordance with the conversion terms set forth in the Notes (the Notes and conversion shares, collectively the “Securities”).

D. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

E. For purposes of this Agreement: “Conversion Shares” means all Common Shares issuable upon conversion of all or any portion of the Notes; and “Securities” means each Note and the respective Conversion Shares

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1 Note Issuance and Sale. On the date hereof on the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to Investor, and Investor shall purchase from the Company a Note in the principal amount of $203,000 (the “Note”). In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2 Purchase Price. The Note carries an original issue discount of $28,000.00 (the “OID”). The OID will be included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $175,000.00, computed as follows: $203,000.00 initial principal balance, less the OID. Accordingly, the aggregate principal amount of the Note purchased by the Purchaser and issued by the Company at the Closing shall be $203,000.

1.3 Closing; Delivery. The closing of the sale and purchase of the Note under this Agreement (the “Closing”) shall be the first Trading Day on which each of the conditions set forth in Section 6 below become satisfied, unless otherwise waived in writing by the Parties. The Closing of the transactions contemplated by this Agreement shall occur by means of the exchange of electronic signatures; however, the Closing shall be deemed for all purposes to have occurred at the offices of Scottsdale Capital Advisors Corp. in Scottsdale, Arizona. For purposes of this Agreement, “Trading Day” shall be any day on which OTC Market is open for trading. Notwithstanding the foregoing, Company shall deliver the original executed Transaction Documents to Investor within 5 days following the Closing.

1.4  Form of Payment. On the Closing, Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds.

1.5  Incentive Shares. On the Closing, Company agrees to issue Investor 101,500 shares restricted common stock (the “Incentive Shares”). The Incentive Shares shall be deemed fully paid and earned as of the Closing Date.

Page 1 of 15

2.  [Deleted].]

3.  Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date:

(a) This Agreement has been duly and validly authorized by Investor;

(b) This Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and

(c) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

4.  Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted;

(b) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary;

(c) Company has registered its Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act;

(d) Each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken;

(e) The Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms;

(f) The execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under: (i) Company’s formation documents, as currently in effect, or other applicable organizational documents: (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Shares: or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets;

(g) No further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents;

(h) None of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(i) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension;

(j) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person;

(k) Other than as set forth in Schedule 4(k), Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act;

(l) With respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer;

Page 2 of 15

(m) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees;

(n) Neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents;

(o) Company has approximately 200,000,000 Common Shares authorized and 96,268,668 issued; and

(p) Company has performed due diligence and background research on Investor and its affiliates and Investor has provided Company due diligence information that has been reasonably requested.

5.  Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants:

(a) So long as Investor beneficially owns any of the Securities and for at least twenty (20) Business Days thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(b) When issued, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims, charges and encumbrances;

(c) The Common Shares shall be eligible for trading quotations under SEC Rule 15c2-11 on the OTCQX maintained by OTC Markets Group (the “OTC Market”);

(d) Trading in Company’s Common Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the OTC Market (including being designated as Expert Market by OTC Markets Group).

(e) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (i) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (ii) from issuing Common Shares, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor.

(f) Company will not make any payments to any affiliate debtholders with respect any debt obligations owed by Company to such persons.

Page 3 of 15

6.  Conditions to Closing.

6.1   Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Investor shall have executed this Agreement and delivered the same to Company.

(b) Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6.2  Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(a) Company shall have executed this Agreement and the Note and delivered the same to Investor.

(b) Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit B acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

(c) Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit C,evidencing Company’s approval of the Transaction Documents.

7. Reservation of Shares.

7.1 On the Closing Date, Company will reserve 2,233,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares under the Note (the “Share Reserve”). Company further agrees to add additional Common Shares to the Share Reserve in increments of 2,000,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Shares obtained by dividing the Outstanding Balance as of the date of the request by the Conversion Price (as defined in the Note).

7.2 Company shall further require the Transfer Agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Conversion Notice (as defined in the Note) under the Note. Finally, Company shall require the Transfer Agent to issue Common Shares pursuant to the Note to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent Common Shares have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

7.3 The Company agrees not to change the Transfer Agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to TA Letter in Exhibit B hereto so that such transfer agent is bound by the same terms set forth therein.

8. [Deleted].

9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail or with an international courier, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Karbon-X Corp.

Attn: Chad J. Clovis, CEO

6575 West Loop South, Ste. 500

Bellaire, TX 77401

 Email: cc@karbon-x.com

Tel.: 561-271-8275

Page 4 of 15

If to Investor:

Debtfund L.P.

c/o Scottsdale Capital Advisors Corp.

Attn: James Hurry

7170 E. McDonald Dr., Suite 6

Scottsdale, AZ 85253

Email: james@scottsdalecapital.com

Tel. 480-714-3776

With a copy to (which copy shall not constitute notice):

SCA Holding & Clearing Group

Attn: Mike Cruz, General Counsel

7170 e. McDonald Dr., Suite 7A

Scottsdale, AZ 85352

Email: mike@scalawyer.com

Tel.: 480-603-4929

10. Miscellaneous. The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 10 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

10.2 Governing Law; Venue. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Arizona, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the County of Maricopa of the State of Arizona.

10.3 Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity.

10.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, (e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.5 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.6 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

Page 5 of 15

10.7  Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

10.8  Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

10.10  Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

10.11  Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

10.12  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13  Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

10.14  Attorneys’ Fees and Cost of Collection. In the event any suit or action is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the court shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

Page 6 of 15

10.15 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.16 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

10.17 Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

10.18 Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

Page 7 of 15

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

DEBTFUND L.P.

By:	/s/ James Hurry
James Hurry, Authorized Signer
Scottsdale Capital Advisors Corp., General Partner

COMPANY:

KARBON X-CORP.

By:	/s/ Chad James Clovis
Chad James Clovis, Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Transfer Agent Letter
Exhibit C	Officer’s Certificate

Page 8 of 15

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

Principal Amount:	$203,000.00	Effective Date:	August 13, 2026
Original Issue Discount:	$28,000.00	Maturity Date:	August 13, 2027
Purchase Price:	$175,000.00

FOR VALUE RECEIVED, KARBON-X CORP., a Nevada corporation (“Borrower”), promises to pay to DEBTFUND L.P., a Delaware limited partnership, or its successors or assigns (“Lender”), the principal sum of $203,000.00 USD, together with any accrued interest, fees, charges, and late fees on August 13, 2027 (the “Maturity Date”), if not sooner paid, in accordance with the terms set forth herein. This Convertible Promissory Note (this “Note”) is issued and made effective as of August 13, 2026 (the “Effective Date”). Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Note Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the "Purchase Agreement").

This Note carries an original issue discount of $28,000.00 (the “OID”). The OID is included in the initial principal balance of this Note and is deemed fully earned and non-refundable as of the Effective Date. The purchase price for this Note shall be $175,000.00 (the “Purchase Price”). The Purchase Price shall be payable by Lender by wire transfer of immediately available funds. For purposes hereof, the term “Outstanding Balance” means the Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees, penalties, damages or charges incurred under this Note.

1. Payment; Prepayment; Registration Statement; Exchange Cap.

1.1 Contract Rate. This Note shall bear interest at the rate of ten (10%) percent per annum on any outstanding and non-converted Principal Amount. All computations of interest shall be made on the basis of a 365-day year for the actual number of days occurring in the period for which such interest is payable. Payments of Principal and Interest shall be made as set forth below.

1.2. Payments. Unless otherwise earlier converted pursuant to Section 3, Borrower shall make twelve (12) equal payments of $18,608, consisting of principal and accrued interest, as set forth in the payment schedule below:

Payment Period	Payment Date	Payment Amount
0	August 13, 2026	$0
1	September 13, 2026	$18,608
2	October 13, 2026	$18,608
3	November 13, 2026	$18,608
4	December 13, 2026	$18,608
5	January 13, 2027	$18,608
6	February 13, 2027	$18,608
7	March 13, 2027	$18,608
8	April 13, 2027	$18,608
9	May 13, 2027	$18,608
10	June 13, 2027	$18,608
11	July 13, 2027	$18,608
12	August 13, 2027	$18,608

Page 9 of 15

The above payment schedule assumes no Conversions (as defined below) occur during the nine-month term. If Conversions occur, the note balance and payment due will be adjusted to reflect the Conversion Amount. If Closing Date is delayed for any reason, Payment Dates will correspond to period one month after Note is funded by Lender.

All cash payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Lender at the bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with five (5) Trading Days’ prior written notice Borrower may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered). During the five (5) Trading Day prepayment notice period Lender shall retain the right to submit Conversion Notices, if applicable.

2. [Deleted].

3. Conversion Rights.

3.1. Lender has the right, not the obligation, at any time following six (6) months following the Effective Date of this Note, until the Outstanding Balance has been paid in full, at its election, to exchange (each instance of exchange is referred to herein as an “Conversion”) all or any part of the Outstanding Balance into Conversion Shares of fully paid and non-assessable Common Shares of Borrower as per the following conversion formula: the number of Conversion Shares equals the Outstanding Balance amount being exchanged (the “Conversion Amount”) divided by the product of seventy five percent (75%) and the Market Price (such product, the “Conversion Price”).

For example, on Day1 Lender seeks to exchange $15,000 of Outstanding Balance (the Conversion Amount) and on Day1 the Market Price (as determined in Section 3.2 below) is 0.05 per share. The Exchange Price is 0.0375 (i.e., .75 x 0.05). The number of Conversion Shares delivered to Lender equals 400,000 shares (i.e.,

$15,000/0.0375).

Each Conversion shall be evidenced by the conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) and the Conversion Shares shall be Delivered (as defined below in Section 3.2) on or before three business days following delivery of the Conversion Notice to Borrower. The Conversion Notice may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 4 below.

3.2. The “Market Price” means the lowest volume-weighted average price (VWAP) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e., OTC Markets, Yahoo Finance, Bloomberg, etc.) during the five (5) consecutive Trading Days prior to the Conversion Date. Notwithstanding the foregoing, the Market Price shall not be less than $0.15 per share (the “Minimum Market Price”).

3.3. If the Company completes a Financing Transaction (as defined below) the Conversion Price will be subject to adjustment on a most favored nation basis relative to the terms provided to any other investor or creditor of Company so that the terms of before the payment or conversion of the entire balance under the Note (the “Most Favorable Price”). The term “Finance Transaction” means any activity by Company to raise capital in form debt, equity, debt convertible into equity, equity linked securities, a business combination or any combination of the foregoing.

4. Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC/DRS Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC/DRS to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC/DRS Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of Common Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless the Conversion Shares are deemed “Delivered” as defined below. Delivered” shall mean the date the shares clear deposit into Lender’s brokerage account, which shall be the date Lender is able to trade the Conversion Shares free from restrictions of any kind including by the Lender’s brokerage firm, DTC, or Borrower’s Transfer Agent. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance.

Page 10 of 15

4.1. In the event the Conversion Shares are not delivered on the Delivery Date, the Pricing Period will be extended to the date the Conversion Shares are “Delivered” (the “Extended Pricing Period”). “Extending the pricing period will not adjust the number of shares delivered but will adjust the, market price, conversion price and the amount the note is reduced as a result of the conversion, and will be memorialized by and Amended Conversion Notice, which will be submitted to the Issuer by the Holder, if applicable. Further, if Conversion Shares are not delivered on the Delivery Date, Lender may also rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance and any returned amount will tack back to the Effective Date for purposes of determining the holding period under Rule 144.

4.2. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144, Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 4. In conjunction therewith, Borrower will also deliver to Lender a written opinion from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

4.3. The Borrower agrees that the conversion rights in this Note are valuable to Lender. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provisions concerning the Fail to Deliver Fee are justified.

5. Defaults and Remedies.

5.1. Events of Default. The occurrence of any of the following events set forth below shall be an “Event of Default”:

(a) Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

(b) Breach of Covenant. Borrower breaches any covenant or other term or condition of this Note and the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof.

(c) Breach of Representations and Warranties. Any representation or warranty of Borrower made herein and in the Purchase Agreement shall be false or misleading in any material respect.

(d) SEC Filings. Borrower fails to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act (the filing of a Form 15 with the SEC is an immediate Event of Default).

(e) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTCQX, OTCQB, OTCID, NASDAQ Capital Market, NASDAQ Global Market, NYSE Amex, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

(f)   Receiver or Trustee. Each of the Borrower or its subsidiaries, if any, (“Subsidiaries”) shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any

(g)   Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $150,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

Page 11 of 15

(h) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries (Federal law or applicable state law).

(i) Failure to Deliver Conversion Shares. Except in the event Borrower does not have a sufficient number of shares of Common Stock authorized but unissued upon a conversion hereunder, Borrower’s failure to timely deliver Conversion Shares to the Holder pursuant to and in the form required by this Note, if such failure to timely deliver Conversion Shares shall not be cured within five (5) days.

(j) Reservation of Shares. The Borrower shall not fulfill its obligations under this Note or the Transaction Documents entered into in connection herewith in regard to the reserving of shares.

(k) Transfer Agent Fees. Failure of the Borrower to pay any of its Transfer Agent fees in excess of $1,000 or to maintain a Transfer Agent of record.

(l) Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

(m) Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Chicago Board Options Exchange, or the New York Stock Exchange.

5.2. Default Remedies. Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to the Default Amount (as defined herein). Upon the occurrence of an Event of Default. Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (i) 135% times the then outstanding principal amount of this Note; (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment; and (iii) Default Interest, if any, all such amounts collectively shall be known as the "Default Amount" and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity.

5.3. Default Interest. In the event that any Event of Default remains in effect without being cured by Borrower for a period of 60 days, the Contract Interest on the Outstanding Balance shall automatically be reinstated at the Default Interest rate of 0.75% per day, compounded daily (“Default Interest) and applied retroactively to date on which the such Event of Default occurred.

5.4. Default Conversion Price. Notwithstanding Section 3.1, at any time following an Event of Default until such time as the Outstanding Balance is paid in full, Lender shall have the right to conduct a Conversion(s) at the Default Conversion Price (defined below). In the event that any Event of Default remains in effect without being cured by Borrower for a period of five (5) Trading Days, the Conversion Price shall be reinstated to equal twenty percent (20%) of the Volume-Weighted Average Price (VWAP)reported during the prior ten (10) Trading Days of the applicable Conversion Notice date or the Most Favorable Price, whichever lower (“Default Conversion Price”). The Minimum Market Price provision in Section 3.2 shall not apply while an Event of Default is in effect.

5.5. Default Ownership Limitation. In the event that an Event of Default remains in effect without being cured by Borrower for a period of 60 days, the Maximum Percentage (defined below) shall be increased to 9.99% for Debtfund, L.P. only (excluding its affiliate and assigns). e. In such case where Borrower conducts a Conversion that causes the ownership to equal or exceed 10% of the issued and outstanding Common Shares, Borrower shall issue Conversion Shares with a restrictive legend.

5.6. Cumulative Remedies. The remedies under this Note shall be cumulative. Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Page 12 of 15

6.  Ownership Limitation. Except as otherwise provided in Section 5.5, Borrower shall not affect any Conversion of this Note to the extent that after giving effect to such Conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act.

7.  Other Provisions.

7.1. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7.2. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.3. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

7.4. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

7.5. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

7.6. Cancellation. After repayment or Conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

7.7. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

7.8 Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Conversion Shares may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

7.9 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

7.10. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

Page 13 of 15

7.11. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

7.12. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

7.13. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

Page 14 of 15

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

KARBON-X CORP.

By:	/s/ Chad James
Chad James, Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

DEBTFUND L.P.

By:	/s/ James Hurry
James Hurry, Authorized Signer
Scottsdale Capital Advisors Corp., General Partner

[Signature Page to Convertible Promissory Note]

Page 15 of 15

EXHIBIT A

Debtfund L.P.

c/o Scottsdale Capital Advisors

7170 E. McDonald Dr, Suite 6

Scottsdale, AZ 85253

Karbon-X Corp.	Date:
Attn: Chad Clovis, CEO
6575 West Loop South, Suite 500
Bellaire, TX 77401

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Karbon-X Corp., a Nevada corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on August 13, 2026 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note.

Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.     Date of Conversion:

B.     Conversion #:

C.     Conversion Amount:

D.     Conversion Price:

E.     Conversion Shares:                                    (C divided by D)

F.     Remaining Outstanding Balance of Note:                            *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

Sincerely,

Debtfund L.P.

By:
James Hurry, Authorized Signer
Scottsdale Capital Advisors Corp., General Partner

A-1

EXHIBIT B

Karbon-X Corp.

August 13, 2026

Vstock Transfer

18 Lafayette Place

Woodmere, NY 11598

 Ladies and Gentlemen:

Karbon-X Corp., a Nevada corporation (the “Company”), and Debtfund L.P., a Delaware limited partnership, its successors and/or assigns (the “Investor”) have entered into a Note Purchase Agreement dated as of August 13, 2026 (the “Purchase Agreement”) providing for the issuance of the Convertible Promissory Note in the principal amount of $203,000.00 (as the same may be amended or exchanged from time to time, the “Convertible Note”). Under certain terms and conduction under the Convertible Note, Investor has the right to convert the outstanding balance into shares of the Company’s common stock (the “Conversion Shares”).

This letter serves as the Company’s irrevocable authorization and instruction to VStock Transfer (the “Transfer Agent” or “You”) to reserve 2,233,000 shares of the Company's common stock to fully satisfy the conversions contemplated under the Agreement, and to promptly issue shares upon receipt of duly completed Notices of Conversion from Investor. The Investor shall submit Notices of Conversion directly to the Transfer Agent, accompanied by:

1.	A completed Notice of Conversion (in the form attached hereto) executed by Investor;

2.	Appropriate DWAC transfer instructions as provided by Purchaser;

3.	A valid opinion of counsel confirming compliance with applicable securities laws and the exemption under Section 3(a)(9) of the Securities Act of 1933 and exemption relied upon for resale;

4.	Any additional customary documentation reasonably required by Transfer Agent to ensure regulatory compliance.

Upon receipt of these items, the Transfer Agent is authorized and instructed, provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company, to issue and electronically deliver (via DWAC or DRS) the specified Conversion Shares within one (1) trading day, directly to Investor’s designated brokerage account as indicated in each Notice of Conversion.

The ability to convert the Convertible Note in a timely manner is a material obligation of the Company pursuant to the Note. You understand that a delay in the delivery of shares hereunder could result in economic loss to Investor and that time is of the essence in your processing of each Conversion Notice. The Company agrees not to change you as its transfer agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.

B-1

This instruction letter cannot be modified or revoked without the written consent of the Investor. The Investor is a beneficiary of this instruction and may rely upon its terms.

Thank you for your cooperation.

Very truly yours,

KARBON-X CORP.

By:	/s/ Chad James Clovis
Chad James Clovis, CEO

ACKNOWLEDGED AND AGREED:

INVESTOR:

DEBTFUND L.P.

By:	/s/ James Hurry
James Hurry, Authorized Signer
Scottsdale Capital Advisors Corp., General Partner

TRANSFER AGENT:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

Attachments:

Exhibit	A Form of Conversion Notice

B-2

EXHIBIT C

KARBON-X CORP.

OFFICER’S CERTIFICATE

I hereby certify that I am the duly elected, qualified and acting Chief Executive Officer of Karbon-X Corp., a Nevada corporation (“Company”), and I am authorized to execute this Officer’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Note Purchase Agreement dated August 13, 2026 (the “Purchase Agreement”), by and between Company and Debtfund L.P., a Delaware limited partnership.

Solely in my capacity as Chief Executive Officer, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Officer’s Certificate effective as of August 13, 2026.

Karbon-X Corp.

By:	/s/ Chad James Clovis, CEO
Chad James Clovis, CEO

C-1

Schedule 1

BOARD RESOLUTIONS

[attached]

C-2

KARBON-X CORP.

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

_________________________

Effective August 13, 2026

__________________________

APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of Karbon-X Corp., a Nevada corporation (“Company”), based on the recommendation and advice of the officers of Company, has determined that it is in the best interests of Company to seek financing for its business operations;

WHEREAS, the Company seeks financing with Debtfund L.P., a Delaware limited partnership (“Investor”), and has negotiated financing with Investor in the form of a Convertible Promissory Note (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”) and a Convertible Promissory Note issued by Company to Investor in the original principal amount of $203,000.00 substantially in the form attached hereto as Exhibit B (the “Note”), a Transfer Agent Letter substantially in the form attached hereto as Exhibit C (the “TA Letter”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the officers of Company believe that it is in the best interests of Company to approve and enter into the Financing and the Financing Documents with Investor and has recommended such approval to the Board.

NOW, THEREFORE, BE IT:

RESOLVED, based on the aforesaid recommendation and advice by the officers of Company, the Board hereby authorizes and approves the Financing and directs management of Company to execute and deliver the applicable Financing Documents to Investor;

RESOLVED FURTHER, that the Note shall be duly and validly issued upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

SHARE ISSUANCE RESOLUTIONS

RESOLVED, that Vstock Transfer, as transfer agent (including any successor transfer agent, the “Transfer Agent”) of shares of Company’s common stock, $0.0001 par value per share (“Common Stock”), is authorized to rely upon a Conversion Notice substantially in the form of Exhibit A attached to the Note, whether an original or a copy (the “Conversion Notice”), in each case without any further inquiry, to be delivered to the Transfer Agent from time to time either by Company or Investor.

C-3

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i) “Conversion Shares” (representing shares of Common Stock) set forth in each Conversion Notice delivered to the Transfer Agent, and

(ii) all additional shares of Common Stock Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Note,

with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, as permitted by the Note.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to immediately create a share reserve equal to 2,233,000 shares for the benefit of Investor (the “Share Reserve”); provided that the Share Reserve may increase in increments of 2,000,000 shares from time to time by written instructions provided to the Transfer Agent by Company or Investor as required by the Purchase Agreement and as contemplated by the Board Resolutions.

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolutions, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolutions.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Share Reserve held by the transfer agent; provided, however, that upon full conversion and/or full repayment of the Note, the Share Reserve will terminate thirty (30) days thereafter.

RESOLVED FURTHER, that Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

This Unanimous Written Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

******************

EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit A	PURCHASE AGREEMENT
Exhibit B	NOTE
Exhibit C	TA LETTER

[Remainder of page intentionally left blank]

C-4

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Company, have executed this Unanimous Written Consent as of the date first written above.

Justine Bourque

/s/ Chad Clovis
Chad Clovis

Brett Hull

C-5